             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
               event reported): August 3, 2001



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota            001-10898             41-0518860
------------------- --------------------  ---------------------
     (State of         (Commission File      (I.R.S. Employer
  Incorporation)           Number)          Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------           ----------
(Address of principal                      (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

Item 5.    Other Events and Regulation FD Disclosure
           -----------------------------------------

     The following information was derived from a press release of The St. Paul Companies, Inc. dated August 3,
2001:

     The St. Paul Companies, Inc. today announced a definitive agreement to purchase London Guarantee Insurance
Company for US$80 million/C$125 million. The transaction is expected to close within three to five months, after regulatory approval has been received and the appropriate closing conditions are met.

     London Guarantee, headquartered in Toronto, is a specialty property-liability insurance company focused on providing surety products, and management liability, bond, and professional indemnity products. It is currently the No. 2 underwriter of surety products and No. 2 underwriter of financial and professional services products in Canada.
The company generated more than C$65 million in net written premiums in 2000, of which C$43 million were surety premiums, and C$19 million were financial and professional services premiums. London Guarantee has 200 employees.


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President


Date: August 3, 2001